BRIDGES INVESTMENT FUND, INC.

PROXY Annual Meeting of February 24, 2004

The undersigned hereby appoints Edson L. Bridges II, John W. Estabrook, and Edson L. Bridges III, and each or any of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote at the Annual Meeting of Shareholders of Bridges Investment Fund, Inc. (the Fund) to be held at the office of the Fund in the City of Omaha, State of Nebraska, at Room 256, Durham Plaza, 8401 West Dodge Road, on February 24, 2004, at 11:00 a.m. Omaha time, or at any adjournment thereof, upon the matters as set forth in the Notice of such Meeting and the Proxy Statement as follows:
  For the Election of Twelve Directors: Edson L. Bridges II, Edson L. Bridges III, N. P. Dodge, Jr., John W. Estabrook, Jon D. Hoffmaster, John J. Koraleski, Gary L. Petersen, John T. Reed, Roy A. Smith, Janice D. Stoney, L. B. Thomas, and John K. Wilson.

  ___ For All Nominees

  ___ For All Nominees except for person(s) whose name(s) is written on lines below:

  _____________________________________________________________________________

  _____________________________________________________________________________

  ___ Withhold authority to vote for all Nominees

  (Unless otherwise instructed, the proxy holders will vote the proxy received by them equally for each nominee).
  For a new investment advisory contract with Bridges Investment Management, Inc. as investment adviser to the Fund for the year ending April 17, 2005.

  ___ For ___ Against ___ Abstain
  For the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Fund for Fiscal Year ending December 31, 2004

___ For ___ Against ___ Abstain

4. On any other business which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

DATED: _______________________, 2004

NOTE: Please sign name or names as imprinted

hereon. Where stock is registered in joint

tenancy, all tenants should sign. Persons

signing as Executors, Administrators,

Trustees, etc. should so indicate.

SIGNATURE(S)_________________________

______________________________________

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR THE ELECTION OF DIRECTORS IS NOT SOLICITED.